FOSTER WHEELER ANNUAL INCENTIVE PLAN
                          FOR 2002 AND SUBSEQUENT YEARS

                            Effective January 1, 2002

















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                                TABLE OF CONTENTS

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Article 1.      Introduction.................................................  1
    1.01        Establishment of Plan........................................  1
    1.02        Effective Date and Term......................................  1
    1.03        Governing Provisions.........................................  1

Article 2.      Definitions..................................................  1
    2.01        Base Pay.....................................................  1
    2.02        Board........................................................  1
    2.03        CEO........................................................... 2
    2.04        Committee..................................................... 2
    2.05        Company....................................................... 2
    2.06        Disabled...................................................... 2
    2.07        Leave of Absence.............................................. 2
    2.08        Participant................................................... 2
    2.09        Plan.......................................................... 2

Article 3.      Participation and Eligibility................................. 2
    3.01        Eligibility for Participation................................. 2
    3.02        Partial Year Eligibility...................................... 3

Article 4.      Annual Incentive Award........................................ 3
    4.01        Annual Incentive Award........................................ 3
    4.02        Approval Process.............................................. 3

Article 5.      Plan Administration........................................... 3
    5.01        Committee..................................................... 3
    5.02        Guarantees.................................................... 4
    5.03        Governance.................................................... 4
    5.04        Repayment of Overpayments..................................... 4

Article 6.      Miscellaneous................................................  4
    6.01        Plan Changes.................................................  4
    6.02        Participant Covenants........................................  5
    6.03        Assignments..................................................  5
    6.04        No Contract..................................................  5
    6.05        Superseding Provisions.......................................  5
    6.06        Prevailing Law...............................................  5
    6.07        Indemnification of Committee and Board.......................  5
    6.08        No Prior Right of Award......................................  6




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                      FOSTER WHEELER ANNUAL INCENTIVE PLAN
                          FOR 2002 AND SUBSEQUENT YEARS

                                   ARTICLE 1.
                                  INTRODUCTION

1.01       ESTABLISHMENT OF PLAN.

           Foster Wheeler Ltd. (the "Company") hereby establishes the Foster Wheeler Annual Incentive Plan for 2002 and Subsequent Years ("Plan"). The objectives of the Plan are to provide the Company with a vehicle through which it may award incentive compensation to eligible executives of the Company as determined by the Chairman, President and Chief Executive Officer of the Company (the "CEO"), the Compensation Committee of the Board of Directors of the Company (the "Board") and the full Board.

1.02       EFFECTIVE DATE AND TERM.

           The Plan is effective January 1, 2002 and shall apply initially to the calendar year ending December 31, 2002. Unless superseded or terminated, the Plan, as amended from time to time, will continue in effect during subsequent calendar years. This Plan is a successor plan to and supersedes in all respects the incentive compensation provisions of the Executive Compensation Plan of the Company.

1.03       GOVERNING PROVISIONS.

           For each full or partial year that the Plan is effective, the provisions applicable to each Participant shall consist of (i) the Plan document set forth herein and (ii) written determinations by the CEO, the Committee, and the Board regarding the Participant's incentive pay.

                                   ARTICLE 2.
                                   DEFINITIONS

2.01       BASE PAY.

           "Base Pay" shall mean the Participant's base salary rate in effect at the end of the calendar year for which an award of incentive pay, if any, is made.

2.02       BOARD.

           "Board" shall mean the Board of Directors of the Company.

2.03       CEO.

           "CEO" shall mean the Chairman, President and Chief Executive Officer of the Company.


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2.04       COMMITTEE.

           "Committee" shall mean the Compensation Committee of the Board.

2.05       COMPANY.

           "Company" shall mean Foster Wheeler Ltd.

2.06       DISABLED.

           "Disabled" shall mean a Participant's being physically or mentally unable to perform the material duties of the Participant's position for a continuous period of 18 months.

2.07       LEAVE OF ABSENCE.

           "Leave of Absence" shall mean an approved leave of absence from the Company which qualifies under the Family Medical Leave Act of 1993, as amended, or any other approved leave of absence accepted as such by the Committee.

2.08       PARTICIPANT.

           Participant shall mean an employee designated as described in Section 3.01.

           Subject to provisions detailed under "Terminations and Transfers," an individual will cease to be a Participant upon the effective date of termination of employment (for any reason) or transfer to a role or position which is not eligible for participation in the Plan.

2.09       PLAN.

           "Plan" shall mean the Foster Wheeler Annual Incentive Plan for 2002 and Subsequent Years, as set forth herein and as amended from time to time.

                                   ARTICLE 3.
                          PARTICIPATION AND ELIGIBILITY

3.01       ELIGIBILITY FOR PARTICIPATION.

           Each employee of the Company or any affiliate of the Company who is designated by name or title by the CEO as eligible for a calendar year shall be a Participant for that year. Except as noted below, in order to participate in the Plan, the employee must have been a full-time employee of the Company as of January 1 of any year with respect to which an incentive compensation award is made. Any employee who was a full-time employee of the Company as of January 1, 2002, and a participant in the Executive Compensation Plan on May 8, 2002, shall be eligible to participate in this Plan with respect to calendar year 2002 awards, and will be eligible for selection to receive an incentive



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           compensation award. A Participant in this Plan is ineligible for participation in any other incentive compensation plan or program within the Company or its affiliated companies.

3.02       PARTIAL YEAR ELIGIBILITY.

           Individuals hired after January 1, or individuals who otherwise are not active full-time employees for the entire calendar year due to death, Disability, or Leave of Absence, will be eligible for selection to receive an annual incentive award.

                                   ARTICLE 4.
                             ANNUAL INCENTIVE AWARD

4.01       ANNUAL INCENTIVE AWARD.

           Subject to the other provisions of the Plan, the annual incentive awards, if any, payable to a Participant for a calendar year shall be recommended by the CEO. Within a reasonable time after the end of each calendar year, the CEO shall set forth in writing (i) the Participants eligible for awards; (ii) the amount of the award (by individual or class of individuals and stated as a dollar amount or a percentage of Base Pay); and (iii) any factors that should be considered by the Committee or the Board in connection therewith. The awards recommended by the CEO shall only be paid to the extent they are approved pursuant to Section 4.02.

4.02       APPROVAL PROCESS.

           The CEO's recommendation shall be considered by the Committee and, to the extent approved by the Committee, then by the Board. The Committee and/or the Board may approve the recommendation with respect to any or all Participants, approve a different amount of award for any or all Participants or deny an award to any or all Participants. In no event may the amount of an award exceed one hundred and fifty percent (150%) of the Participant's Base Pay. To the extent an award has been approved, it shall be paid as directed by the Committee and the Board.


                                   ARTICLE 5.
                               PLAN ADMINISTRATION

5.01       COMMITTEE.

           Subject to the terms hereof, the Committee shall have authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions hereunder, whether or not such rights and powers are specifically enumerated herein. The Committee may, in its discretion, delegate any of its authority with regard to the administration of the Plan, or any portion of the Plan, to any entity, officer or


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           committee, with or without Committee oversight, and, in such case, references to the Committee shall be deemed to refer to the delegatee.

5.02       GUARANTEES.

           The CEO, with the approval of the Committee, may authorize award guarantees, for up to one year, for any new Plan Participant. Each proposed guarantee will be decided on an individual basis taking into account such factors as the Committee deems relevant.

5.03       GOVERNANCE.

           The Committee shall have sole and exclusive authority to construe and interpret the Plan, decide all questions of fact and questions of eligibility and, with the approval of the Board, determine the amount, manner and time of payment of any incentive payment hereunder, which shall be final and binding.

5.04       REPAYMENT OF OVERPAYMENTS.

           (a) If the Company discovers that it inadvertently overpaid a Participant or former Participant with respect to any portion of an incentive compensation award, the Participant agrees to repay the overpayment amount to the Company within 30 days of a written request. If the Participant or former Participant does not make such repayment within 30 days, and has not provided the Committee with clear and specific evidence (as determined by the Committee in its discretion) establishing his or her entitlement to the amount the Company considers to have been overpaid, the Company can recover such overpayment by offsetting the overpayment amount against any money that might then or later be due from the Company to the Participant or former Participant, including money that is or becomes due as wages, base pay or incentive compensation to the Participant or former Participant.

           (b) The Company's right under this section to recover overpayments through offset is not the exclusive means by which it may pursue recovery of said overpayment. In addition to or in lieu of offset, the Company may also pursue ordinary collection efforts or legal action against the Participant or former Participant.

                                   ARTICLE 6.
                                  MISCELLANEOUS

6.01       PLAN CHANGES.

           The Company reserves the right to modify or amend the Plan, at any time, and from time to time, by action of the Board. The Company, through the Board, also reserves the right to terminate the Plan at any time. Neither amendment nor termination of the Plan may adversely affect any incentive payments fully


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           awarded and approved pursuant to Article 4 before the amendment or termination effective date, and any such incentive payment will be paid notwithstanding the amendment or termination of the Plan.

6.02       PARTICIPANT COVENANTS.

           If a Participant fails to adhere to his/her material obligations to the Company, including, but not limited to his/her restrictive covenant obligations, the CEO, with the approval of the Committee, shall have the right to either revoke or amend the Participant's participation, and his or her entitlement to incentive compensation payments (including fully awarded and approved incentive compensation payments), as they deem appropriate in their sole discretion.

6.03       ASSIGNMENTS.

           No Participant may sell, assign, transfer, discount or pledge as collateral for a loan or otherwise anticipate the right to any distribution under this Plan.

6.04       NO CONTRACT.

           This Plan does not constitute a contract of employment with the Company for a specified term.

6.05       SUPERSEDING PROVISIONS.

           The Plan supersedes any previous incentive compensation plans or agreements affecting the Participant for the term covered by the Plan.

           There are no oral agreements or understandings between the Company and any Participant affecting or relating to the Plan which are not referenced herein. No alteration, modification or change of the Plan shall be effective unless approved in writing by the Committee.

6.06       PREVAILING LAW.

           The Plan shall be construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to its conflict of laws provisions. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

6.07       INDEMNIFICATION OF COMMITTEE AND BOARD.

           In additions to such other rights of indemnification as they may have, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted pursuant hereto, and against all amounts paid by them in





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           settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of any judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith, provided that upon institution of any such action, suit or proceeding, the Committee or Board member desiring indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same.

6.08       NO PRIOR RIGHT OF AWARD.

           Nothing in the Plan shall be deemed to give any officer or employee, or his or her legal representative or assigns or any other person or entity claiming under or through him or her, any contractual right to a bonus or incentive compensation award or otherwise to participate in the benefits of the Plan, and in all cases, each incentive compensation award shall be subject to the approval and discretion of the CEO, the Committee and the Board.










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